Exhibit 99.2

REVOCABLE PROXY

PEOPLES FEDERAL BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS

November 25, 2014

5:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the official proxy committee of Peoples Federal Bancshares, Inc. (the “Company”), or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on Tuesday, November 25, 2014 at 5:00 p.m., local time, at the main office of Peoples Federal Savings Bank located at 435 Market Street, Brighton, Massachusetts, and at any and all adjournments thereof (the “special meeting”), with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The approval of the Agreement and Plan of Merger, dated as of August 5, 2014 (the “merger agreement”), by and among Independent Bank Corp. (“Independent”), Rockland Trust Company, the Company, and Peoples Federal Savings Bank, and the approval of the transactions contemplated by the merger agreement, including the merger of the Company with and into Independent (the “merger”).

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	The authorization of the Board of Directors of the Company to adjourn or postpone the special meeting if necessary to permit further solicitation of proxies in favor of the Company’s merger agreement proposal or to vote on other matters properly before the special meeting.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The approval, on a non-binding advisory basis, of a resolution approving certain compensation payable to the named executive officers of the Company in connection with the merger.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of Proposals 1, 2 and 3. At the present time, the Board of Directors knows of no other business to be presented at the special meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote on matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, which is included in the proxy statement/prospectus, is available on the internet at http://www.edocumentview.com/PEOP_MTG.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.